DELAWARE GROUP CASH RESERVE

Registration No. 811-02806
FORM N-SAR
Annual Period Ended March 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Cash Reserve (the ?Trust?), on behalf of Delaware Cash Reserve Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; (iv) to revise the fundamental concentration restriction to remove the reference to banking instruments for the Fund; and (v)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (v)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (v)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 100,331,050.960
Percentage of Outstanding Shares 51.488%
Percentage of Shares Voted 96.589%

Shares Withheld 3,543,222.180
Percentage of Outstanding Shares 1.818%
Percentage of Shares Voted 3.411%

Ann D. Borowiec

Shares Voted For 100,396,859.950
Percentage of Outstanding Shares 51.522%
Percentage of Shares Voted 96.652%

Shares Withheld 3,477,412.920
Percentage of Outstanding Shares 1.785%
Percentage of Shares Voted 3.348%

Joseph W. Chow

Shares Voted For 100,436,238.660
Percentage of Outstanding Shares 51.542%
Percentage of Shares Voted 96.690%

Shares Withheld 3,438,034.210
Percentage of Outstanding Shares 1.764%
Percentage of Shares Voted 3.310%

Patrick P. Coyne

Shares Voted For 100,375,475.620
Percentage of Outstanding Shares 51.511%
Percentage of Shares Voted 96.632%

Shares Withheld 3,498,797.250
Percentage of Outstanding Shares 1.796%
Percentage of Shares Voted 3.368%

John A. Fry

Shares Voted For 100,329,424.630
Percentage of Outstanding Shares 51.488%
Percentage of Shares Voted 96.587%

Shares Withheld 3,544,848.240
Percentage of Outstanding Shares 1.819%
Percentage of Shares Voted 3.413%

Lucinda S. Landreth

Shares Voted For 100,459,686.820
Percentage of Outstanding Shares 51.554%
Percentage of Shares Voted 96.713%

Shares Withheld 3,414,586.050
Percentage of Outstanding Shares 1.752%
Percentage of Shares Voted 3.287%

Frances A. Sevilla-Sacasa

Shares Voted For 100,334,732.150
Percentage of Outstanding Shares 51.490%
Percentage of Shares Voted 96.592%

Shares Withheld 3,539,540.720
Percentage of Outstanding Shares 1.816%
Percentage of Shares Voted 3.408%

Thomas K. Whitford

Shares Voted For 100,221,614.490
Percentage of Outstanding Shares 51.432%
Percentage of Shares Voted 96.484%

Shares Withheld 3,652,658.380
Percentage of Outstanding Shares 1.874%
Percentage of Shares Voted 3.516%

Janet L. Yeomans

Shares Voted For 100,445,922.480
Percentage of Outstanding Shares 51.547%
Percentage of Shares Voted 96.700%

Shares Withheld 3,428,350.390
Percentage of Outstanding Shares 1.759%
Percentage of Shares Voted 3.300%

J. Richard Zecher

Shares Voted For 100,347,140.250
Percentage of Outstanding Shares 51.497%
Percentage of Shares Voted 96.604%

Shares Withheld 3,527,132.620
Percentage of Outstanding Shares 1.810%
Percentage of Shares Voted 3.396%

2. To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Cash Reserve Fund

Shares Voted For 84,963,883.070
Percentage of Outstanding Shares 43.602%
Percentage of Shares Voted 81.795%

Shares Voted Against 3,267,336.490
Percentage of Outstanding Shares 1.677%
Percentage of Shares Voted 3.145%

Shares Abstained 2,516,371.310
Percentage of Outstanding Shares 1.291%
Percentage of Shares Voted 2.423%
Broker Non-Votes 13,126,682

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Cash Reserve Fund

Shares Voted For 83,583,549.180
Percentage of Outstanding Shares 42.894%
Percentage of Shares Voted 80.466%

Shares Voted Against 3,907,695.430
Percentage of Outstanding Shares 2.005%
Percentage of Shares Voted 3.762%

Shares Abstained 3,256,345.260
Percentage of Outstanding Shares 1.671%
Percentage of Shares Voted 3.135%
Broker Non-Votes 13,126,683

4. To revise the fundamental concentration restriction to remove the reference to banking instruments.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Cash Reserve Fund

Shares Voted For 83,294,092.230
Percentage of Outstanding Shares 42.745%
Percentage of Shares Voted 80.187%

Shares Voted Against 3,836,467.360
Percentage of Outstanding Shares 1.969%
Percentage of Shares Voted 3.693%

Shares Abstained 3,617,030.280
Percentage of Outstanding Shares 1.856%
Percentage of Shares Voted 3.482%
Broker Non-Votes 13,126,683

5. (a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Cash Reserve

Shares Voted For 85,176,728.240
Percentage of Outstanding Shares 43.711%
Percentage of Shares Voted 82.00%

Shares Voted Against 2,287,633.260
Percentage of Outstanding Shares 1.174%
Percentage of Shares Voted 2.202%

Shares Abstained 3,283,228.370
Percentage of Outstanding Shares 1.685%
Percentage of Shares Voted 3.161%
Broker Non-Votes 13,126,683

5. (b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Cash Reserve

Shares Voted For 84,419,554.560
Percentage of Outstanding Shares 43.323%
Percentage of Shares Voted 81.271%

Shares Voted Against 3,233,619.570
Percentage of Outstanding Shares 1.659%
Percentage of Shares Voted 3.113%

Shares Abstained 3,094,415.740
Percentage of Outstanding Shares 1.588%
Percentage of Shares Voted 2.979%
Broker Non-Votes 13,126,683

5. (c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Cash Reserve

Shares Voted For 85,619,250.250
Percentage of Outstanding Shares 43.938%
Percentage of Shares Voted 82.426%

Shares Voted Against 2,233,989.080
Percentage of Outstanding Shares 1.146%
Percentage of Shares Voted 2.151%

Shares Abstained 2,894,350.540
Percentage of Outstanding Shares 1.485%
Percentage of Shares Voted 2.786%
Broker Non-Votes 13,126,683
WS:MFG_Philadelphia:891938:v1

WS:MFG_Philadelphia:891938:v1